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NEWS RELEASE

Diversa and BioProspect Sign Biodiversity Access Agreement in Australia

SAN DIEGO, CA, USA and BRISBANE, AUSTRALIA – December 18, 2002 – Diversa Corporation (Nasdaq: DVSA) and BioProspect Limited (ASX: BPO) today announced the signing of a biodiversity access and research collaboration agreement that gives Diversa the right to discover genes from collections of Australian biological material supplied by BioProspect. BioProspect has licenses to collect samples in Australia’s two largest states, Western Australia and Queensland, which are known to have some of the world’s highest levels of native species as well as species diversity and richness. Australia is considered to be a biological hotspot and is estimated to contain at least two million species of plants, animals, invertebrates and microorganisms, many of which are still unknown or yet to be described. This biota represents nearly one-fifth of the world’s biodiversity, with 80% of the terrestrial and aquatic species found nowhere else in the world.

“Through this benefit-sharing agreement, we now have the ability to access the immense biodiversity within Australia, which creates a win-win collaboration with BioProspect,” stated Jay M. Short, Ph.D., President and Chief Executive Officer of Diversa Corporation. “By accessing biodiversity globally, Diversa is able to combine discovery of novel genes with laboratory evolution technologies for the development of pharmaceutical and other products.”

“We look forward to working with Diversa, a global leader in accessing biodiversity,” stated Mr. Selwyn Snell, Chief Executive Officer of BioProspect Limited. “This partnership demonstrates the growing interest of the international biotechnology community in BioProspect’s Australian collecting network.”

About Diversa

Diversa Corporation is a leader in applying proprietary genomic technologies for the rapid discovery and optimization of novel products from genes and gene pathways. Diversa is directing its integrated portfolio of technologies to the discovery, evolution, and production of commercially valuable molecules with pharmaceutical applications, such as optimized monoclonal antibodies and orally active drugs, as well as enzymes and small molecules with agricultural, chemical, and industrial applications. The Company has formed significant joint ventures with The Dow Chemical Company (named Innovase LLC) and with Syngenta Seeds AG (named Zymetrics, Inc.) focused on near-term commercialization of products for the industrial and agricultural markets, respectively. In addition, the Company has formed alliances with market leaders, such as Celera Genomics, The Dow Chemical Company, GlaxoSmithKline plc, Invitrogen Corporation, and Syngenta Biotechnology, Inc. Additional information is available at Diversa’s website: www.diversa.com. In addition, Diversa recently announced that it had entered into a series of agreements with Syngenta Participations AG pursuant to which it and Syngenta will, among other actions, form a broad collaboration to establish a shared biotechnology research platform and to discover products. Consummation of Diversa’s proposed transactions with Syngenta is subject to the approval of federal regulators under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as approval of Diversa stockholders, among other conditions. The press release announcing Diversa’s agreements with Syngenta has been filed as an exhibit to a Current Report on Form 8-K that Diversa filed with the Securities and Exchange Commission, or SEC, on December 4, 2002.

About BioProspect Limited

BioProspect Limited is an Australian biotechnology discovery company that utilizes Australia’s unique biodiversity to provide the building blocks for early stage drug and compound discovery. Working within the guidelines set out by the Convention on Biodiversity, BioProspect is an appealing company for global collaboration.

Where You Can Find Additional Information About Diversa’s Proposed Transactions with Syngenta

Diversa has filed a preliminary proxy statement concerning its proposed transactions with Syngenta with the SEC. Investors and security holders are advised to read the preliminary proxy statement related to the proposed transactions, because it contains important information related to the transactions. Investors and security holders may obtain a free copy of the preliminary proxy statement and other documents filed by Diversa with the SEC at the

SEC’s website at http://www.sec.gov. The preliminary proxy statement and any other documents filed by Diversa with the SEC may also be obtained free of charge from Diversa by directing such request to Diversa Corporation, 4955 Directors Place, San Diego, CA 92121, Attn: Investor Relations, or by calling Diversa at (858) 526-5000 or e-mailing Diversa at information@diversa.com. Diversa will file a definitive proxy statement with the SEC relating to its proposed transactions with Syngenta prior to the consummation of those transactions, which may contain additional or different information from that contained in the preliminary proxy statement. Investors and security holders are advised to read the definitive proxy statement when it becomes available because it will contain important information relating to Diversa’s proposed transactions with Syngenta. The definitive proxy statement (when available) may be obtained from the same sources as are described above with respect to the preliminary proxy statement.

Information Concerning Participation in Diversa’s Proxy Solicitation

Diversa and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Diversa with respect to Diversa’s proposed transactions with Syngenta. Information regarding such executive officers and directors is included in Diversa’s Proxy Statement for its 2002 Annual Meeting of Stockholders filed with the SEC on April 2, 2002. This document is available free of charge at the SEC’s website at http://www.sec.gov. Investors and security holders may obtain additional information about the interests of the executive officers and directors of Diversa in Diversa’s proposed transactions with Syngenta by reviewing the preliminary proxy statement related to those transactions that has been filed with the SEC, and, when it is available, the definitive proxy statement related to those transactions that will also be filed with the SEC.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include statements related to Australia’s biodiversity, including estimates as to species numbers and relative to the world’s biodiversity, Diversa’s ability to use biodiversity access to combine discovery of novel genes with laboratory evolution technologies for the development of products, Diversa’s and Syngenta’s consummation of the proposed transactions between them, and generally the ability of Diversa and Syngenta to realize the expected benefits of the collaboration and the proposed transactions between them, including by discovering products, all of which are prospective. Such statements are only predictions, and the actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks involved with Diversa’s new and uncertain technologies and Diversa’s ability to commercialize products using these technologies, risks associated with Diversa’s dependence on patents and proprietary rights, risks associated with Diversa’s protection and enforcement of its patents and proprietary rights, Diversa’s dependence on existing collaborations, the development and availability of competitive products or technologies, Diversa or Syngenta failing to satisfy the closing conditions for the proposed transactions between them, and the risks described above but with respect to Syngenta’s technologies and intellectual property as well as Diversa’s and their impact on the ability of the proposed collaboration between Diversa and Syngenta to achieve its proposed benefits. Certain of these factors and others are more fully described in Diversa’s filings with the SEC, including, but not limited to, Diversa’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. These forward-looking statements speak only as of the date hereof. Diversa expressly disclaims any intent or obligation to update these forward-looking statements.

Contacts:
Kelly Norris
Diversa Corporation
(858) 526-5133
knorris@diversa.com

Virginia Amann for Diversa
Susan E. Atkins + Associates
(608) 274-6046